SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2003

Nash Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Edina, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

Item 7.	Financial Statements and Exhibits

(c)	Exhibits: The following exhibit is furnished as part of this report:

	Exhibit No.	Description

	99.1	Press release of Nash Finch Company dated October 31, 2003

Item 12.	Results of Operations and Financial Condition

On October 31, 2003, Nash Finch Company (“Nash Finch”) issued a press release announcing its results for the sixteen week period ended October 4, 2003.  The press release by which these results were announced is furnished herewith as Exhibit 99.1.

The press release includes financial measures that that are considered “non-GAAP” financial measures for purposes of the SEC’s Regulation G.  As required by Regulation G, Nash Finch has disclosed in the press release (including the schedules attached thereto) information regarding the GAAP financial measures which are most directly comparable to the non-GAAP financial measures presented, and reconciling information between these GAAP and non-GAAP financial measures.  Relevant reconciling information is also provided on the “Investor Relations” portion of our website, under the caption “Presentations – Supplemental Financial Information”.

The press release contains a subheading which reads “Comparable Quarterly Earnings Increase 39 Percent.”  The comparable quarterly earnings referred to are non-GAAP financial measures, as explained in the press release.  To ensure that the most directly comparable GAAP financial measures receive equal prominence for purposes of this Current Report on Form 8-K, Nash Finch wishes to emphasize a fact noted in the press release – namely, that its quarterly net earnings increased 74% from the third fiscal quarter 2002 to the third fiscal quarter 2003.

As noted in the press release, the presentation of certain non-GAAP earnings measures which exclude the impact of certain amounts specified in the press release from the 2003 and 2002 quarterly and year-to-date earnings figures, and from Nash Finch’s estimated earnings per share for fiscal 2003, is intended to enhance a comparison of the Company’s underlying profitability between the periods by eliminating the financial impact of events that do not affect both periods.  In addition to those non-GAAP financial measures, the press release also makes reference to two additional non-GAAP financial measures, Adjusted EBITDA (defined in the press release schedules) and leverage ratio, defined as the ratio of Nash Finch’s debt to its Adjusted EBITDA for a specified period.  Nash Finch management believes the presentation of these measures provides useful information to investors for a number of reasons.  Adjusted EBITDA forms the basis for the most significant financial covenants, one of which is the leverage ratio, in the Nash Finch revolving credit facility, compliance with which is essential to continued credit availability under that facility.  These measures are considered by management to be key metrics of its operating performance and financial position, utilized in its planning, budgeting and evaluative processes.  The measures are also meaningful to investors with regard to assessing Nash Finch’s ability to meet its debt service requirements and to fund its capital expenditures and working capital requirements.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH FINCH COMPANY

Date: October 31, 2003	By:	/s/ Robert B. Dimond
Name: Robert B. Dimond
Title: Executive Vice President and
Chief Financial Officer

NASH FINCH COMPANY

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED OCTOBER 31, 2003

Exhibit No.	Description	Method of Filing

99.1	Press release of Nash Finch Company dated October 31, 2003	Furnished herewith